UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2017

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Private Placement and Securities Purchase Agreements

On October 2, 2017, Alphatec Holdings, Inc. (“the Company”) entered into Securities Purchase Agreements (collectively, the “Purchase Agreements”) with accredited investors Patrick Miles and Quentin Blackford (collectively, the “Purchasers”), pursuant to which Messrs. Miles and Blackford have agreed, subject to the satisfaction of customary closing conditions under the Purchase Agreements, to purchase from the Company, collectively, no less than 1,549,116 and as many as 1,769,912 shares of its common stock at a purchase price of $2.26 per share, which was the current market value of the shares purchased as defined by The Nasdaq Stock Market based on the consolidated closing bid price on September 29, 2017, the last trading day before execution of the Purchase Agreements. The closing of the share purchases under the Purchase Agreements by Messrs. Miles and Blackford is expected to occur on or before January 1, 2018, subject to the satisfaction of customary closing conditions. The Purchase Agreement executed by the Company and Mr. Miles also provides for the issuance by the Company to Mr. Miles at the closing of the share purchase (described above) of a warrant to purchase up to 1,327,434 shares of its common stock at an exercise price of $5.00 per share (the “Warrant”). The Warrant will become exercisable six months following the issuance of the Warrant. The Warrant will expire and no longer be exercisable, and its provisions shall have no further force or effect, upon the earlier of (a) the date on which the Warrant has been exercised for the maximum amount of shares available for issuance thereunder and (b) the fifth anniversary of the issuance of the Warrant.

The aggregate gross proceeds of the issuance and sale of the shares to Messrs. Miles and Blackford pursuant to the Purchase Agreements will be approximately $3.5 million to $4 million. Assuming exercise of all of the shares of common stock issuable under the Warrant, the Company will receive additional proceeds of approximately $6.6 million. The Company intends to use the net proceeds from the issuance and sale of the shares and the exercise of the shares of common stock issuable under the Warrant for general corporate and working capital purposes.

The issuance and sale of the shares and the issuance of the Warrant under the Purchase Agreements, and the issuance of the shares of common stock upon exercise of the Warrant (the “Private Placement”) is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of Messrs. Miles and Blackford represented that he is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Transaction Documents

The representations, warranties and covenants contained in the Purchase Agreements, if any, were made solely for the benefit of the parties to the Purchase Agreements and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreements are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Private Placement is qualified in its entirety by reference to the Purchase Agreements and Form of Warrant to be used for issuance of the Warrant upon the closing of the issuance and sale of the shares under the Miles Purchase Agreement, which are filed hereto as Exhibits 10.1, 10.2 and 4.1, respectively.

Item 3.02.	Unregistered Sales of Equity Securities

The information regarding the Private Placement, the issuance of the Shares and the Warrant included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Stephen O’Neil

Effective October 1, 2017, Stephen O’Neil resigned as a member of the Board of Directors (the “Board”) of the Company and its operating subsidiary, Alphatec Spine, Inc. (“Spine”). Mr. O’Neil also was a member of the Board’s Nominating, Governance and Compensation Committee. Mr. O’Neil’s resignation was not the result of any disagreements between Mr. O’Neil and the Company on any matter relating to the Company’s operations, policies or practices. In connection with his departure from the Company’s Board, Mr. O’Neil and the Company entered into a Vesting Acceleration Agreement (the “Vesting Agreement”). Pursuant to the Vesting Agreement, as of October 1, 2017, all outstanding options to purchase the Company’s common stock and any restricted common stock held by Mr. O’Neil as of October 1, 2017, became vested and exercisable. In addition, the term during which Mr. O’Neil may exercise any stock option was extended until the earlier of: (i) October 1, 2019 (or the following business day if such day is not a business day of the Company), or (ii) the expiration date that would apply to such stock option. This summary of the Vesting Agreement is qualified in its entirety by reference to the full text of the Vesting Agreement, which is filed hereto as Exhibit 10.3.

Appointment of Quentin Blackford

On October 1, 2017, the Board appointed Quentin Blackford to fill the vacancy created by Mr. O’Neil’s resignation and to serve as a director for a term commencing on October 2, 2017 and expiring at the Annual Meeting of Stockholders of the Company in 2018 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns. The Board of Directors has determined that Mr. Blackford satisfies the current “independent director” standards established by the rules of The Nasdaq Stock Market.

Mr. Blackford, age 38, currently serves as the Chief Financial Officer of DexCom, Inc. (“DexCom”), a company focused on developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers. Prior to joining DexCom in August 2017, Mr. Blackford served since August 2016 as the Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity of NuVasive, Inc. (“NuVasive”), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. In this role, Mr. Blackford was responsible for leading NuVasive’s Finance, Strategy and Corporate Development, Compliance and Regulatory functions. From August 2014 until August 2016, Mr. Blackford served as NuVasive’s Executive Vice President, Chief Financial Officer. From July 2012 to August 2014, Mr. Blackford served as NuVasive’s Executive Vice President of Finance and Investor Relations, and from January 2011 to June 2012, he served as NuVasive’s Vice President, Finance. Mr. Blackford joined NuVasive in 2009 as its Corporate Controller and was previously employed at Zimmer Holdings, Inc., including most recently as the Director of Finance and Controller for Zimmer’s Dental Division. He obtained his Certified Public Accounting license (currently inactive) following the achievement of dual Bachelor of Science degrees in Accounting and Business Administration, with an emphasis in Accounting, from Grace College.

The Board selected Mr. Blackford to serve on the Board because it believes that his knowledge and experience in the areas of finance, strategy and corporate development, along with his knowledge and experience in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Mr. Blackford will receive the following annual cash and equity compensation in accordance with the Company’s standard compensation program for independent directors: (i) an annual grant of nonqualified options equivalent in value to $30,000 on the date of grant with three-year vesting; (ii) an annual grant of shares of restricted stock equivalent in value to $45,000 on the date of grant with one-year vesting; (iii) an annual cash retainer of $25,000, which is paid quarterly; and (iv) an annual payment of $8,000, paid quarterly, to each independent director that serves as a member of a Board committee. In addition, it is anticipated that Mr. Blackford will enter into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 5, 2009, and incorporated herein by reference.

There are no other arrangements or understandings between Mr. Blackford and any other person pursuant to which he was selected to serve on the Board. There are no family relationships between Mr. Blackford and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Patrick Miles

On October 1, 2017, the Board fixed the number of directors to serve on the Board at eight members and appointed Patrick Miles as Executive Chairman of the Company and Spine, effective October 2, 2017. In connection with Mr. Miles’ appointment, director Mortimer Berkowitz III stepped down from his position as Chairman of the Board, but remains a director of the Company. Due to Mr. Miles’ employment as an officer of the Company (as detailed below), the Board of Directors has determined that Mr. Miles does not satisfy the current “independent director” standards established by the rules of The Nasdaq Stock Market and, effective October 2, 2017, it appointed Mr. Berkowitz as the Lead Director of the Board.

Mr. Miles, age 51, has over 20 years of experience in the orthopaedic industry and most recently served, from September 2016 to September 2017, as the Vice Chairman of NuVasive. As Vice Chairman, Mr. Miles was responsible for enhancing the Company’s strategic plans for the future of spine surgery and supporting technology development. Mr. Miles served as a member of NuVasive’s Board of Directors since August 2016 until his resignation in September 2017. Prior to that, Mr. Miles served as NuVasive’s President and Chief Operating Officer from February 2015 to September 2016. He previously served as NuVasive’s President of Global Products and Services from October 2011 to January 2015, President of the Americas from January 2010 to September 2011, Executive Vice President of Product Marketing and Development from January 2007 to December 2009, Senior Vice President of Marketing from December 2004 to January 2007, and as its Vice President, Marketing from January 2001 to December 2004. Prior to those positions, he served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, and held several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

The Board selected Mr. Miles to serve as Executive Chairman because it believes that he possesses specific attributes, perspective and experience gained as an executive and director of both private and publicly-traded medical device companies that qualify him to serve as the Company’s Executive Chairman.

There are no family relationships by or between Mr. Miles and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into an employment letter agreement with Mr. Miles, effective as of October 2, 2017, setting forth Mr. Miles’ compensation and certain other terms. Mr. Miles’ employment is at-will. Pursuant to his employment letter agreement, Mr. Miles will be paid an annual base salary of $550,000 and he will be eligible to receive an annual target cash bonus equal to 110% (prorated to 50% for fiscal 2017) of his annual base salary upon the Company’s and his achievement of goals to be established by the Company’s Board each fiscal year. Mr. Miles is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on October 2, 2017, Mr. Miles will receive restricted stock units (“RSUs”) covering 1,000,000 shares of the Company’s common stock (with the grant of such RSUs made subject to, and effective on, the date on which the Company files a Registration Statement on Form S-8 registering the shares of common stock issuable upon settlement of the RSUs, which filing is expected to occur later this month) under the Company’s 2016 Employment Inducement Award Plan, for which the Board approved an amendment in order to increase the shares reserved thereunder by 1,000,000 shares to 2,550,000 shares, effective October 2, 2017. Such awards were granted to Mr. Miles as a material inducement to his entering into employment with the Company, pursuant to NASDAQ rules. The RSUs will vest in equal installments on each of the first three anniversaries of Mr. Miles’ first date of employment, subject to Mr. Miles’ continued service with the Company through the applicable vesting date. In addition, the RSUs will fully vest upon a change in control (as defined in the 2016 Employment Inducement Award Plan, as amended) of the Company.

The Company and Mr. Miles also entered into a severance agreement and a change in control agreement, each effective October 2, 2017. The severance agreement provides that in the event Mr. Miles’ employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one and one half times his regular annual base salary and his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Miles at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Miles’ employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (1) a lump-sum cash severance payment in an amount equal to the sum of (a) two times his annual compensation; (b) the product of (x) his Long-term Incentive Award Value, multiplied by (y) a fraction, the numerator of which is the number of full and partial calendar months between January 1 of the year of Separation from Service and the date of the Executive’s Separation from Service (provided, however, that such numerator shall not exceed six) and the denominator of which is twelve; and (c) the product of (x) the greater of (A) his target annual bonus amount for the year in which the Separation from Service occurs, or (B) the highest annual bonus paid to him out of the three prior bonuses paid to the him prior to the his Separation from Service, multiplied by (y) a fraction, the numerator of which is the number of full and partial calendar months between January 1 of the year of Separation from Service and the date of the Executive’s Separation from Service and the denominator of which is twelve (12); (2) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (3) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

The foregoing description of the employment letter agreement, severance agreement, and change in control agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Amendment of Inducement Award Plan

On October 1, 2017, the Board approved the Third Amendment to the Company’s 2016 Employment Inducement Award Plan, as amended (the “Plan”), to increase the shares of common stock reserved for issuance under the plan by 1,000,000 shares, to a total of 2,550,000 shares. A complete copy of the Plan amendment is filed as Exhibit 10.4 hereto and incorporated herein by reference. The above summary of the Plan amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01.	Other Events

On October 2, 2017, the Company issued a press release announcing the Private Placement, the management and Board changes, and the amendment to the Plan, each as described and detailed above, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including as contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include statements regarding the Company’s expectations on the completion, timing and size of the Private Placement and the anticipated use of proceeds therefrom. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Private Placement and other risks and uncertainties inherent in the Company’s business, including those detailed from time to time in the Company’s reports that it files with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 31, 2017 with the Securities and Exchange Commission, and its Amended Annual Report on Form 10-K/A filed on April 28, 2017, as well as its Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Form of Warrant to Purchase Common Stock of Alphatec Holdings, Inc.

10.1	Purchase Agreement dated as of October 2, 2017, between Alphatec Holdings, Inc. and Patrick Miles.

10.2	Purchase Agreement dated as of October 2, 2017, between Alphatec Holdings, Inc. and Quentin Blackford.

10.3	Vesting Acceleration Agreement between Alphatec Holdings, Inc. and Stephen O’Neil, dated October 1, 2017.

10.4	Third Amendment to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan, dated October 1, 2017.

99.1	Press Release, dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017	ALPHATEC HOLDINGS, INC.

	By:	/s/ Jeffrey Black
	Name:	Jeffrey Black
	Its:	Chief Financial Officer